UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2019

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York	001-10986	11-2148932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1938 New Highway, Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 694-9555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.01 par value	MSON	The Nasdaq Global Market

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 26, 2019, Misonix, Inc. (“Misonix”) convened the special meeting of shareholders (the “Special Meeting”), which was called to seek shareholder approval of the proposals described in detail in the joint proxy and consent solicitation statement/prospectus (the “Proxy Statement”) filed by New Misonix, Inc. (“New Misonix”) and declared effective by the Securities and Exchange Commission on August 13, 2019.

The following votes were taken at the Special Meeting.

1.	Adoption of the Merger Agreement. The proposal for adoption of the Merger Agreement (as defined in the Proxy Statement) (the “Merger Agreement Proposal”) was approved by a vote of 7,405,253 shares voting for the proposal, 156,159 shares voting against the proposal, 9,976 abstaining from the vote on the proposal and no broker non-votes.

2.	Approval of Share Issuance. The proposal to approve, for purposes of complying with applicable provisions of Nasdaq Stock Market LLC listing rules, the issuance of shares of common stock of New Misonix in connection with the transactions contemplated by the Merger Agreement (the “Share Issuance Proposal”) was approved by a vote of 7,411,969 shares voting for the proposal, 154,328 shares voting against the proposal, 5,091 abstaining from the vote on the proposal and no broker non-votes.

3.	Approval of Charter Amendments. The proposal to approve the Amended and Restated Certificate of Incorporation of New Misonix, a copy of which was attached to the Proxy Statement as Annex B, to:

a.	divide the board of directors of New Misonix into three classes with staggered three-year terms and, in connection therewith, provide that New Misonix directors can only be removed by shareholders of New Misonix for cause upon the vote of holders of two-thirds of the outstanding shares was not approved by a vote of 5,548,209 shares voting for the proposal, 2,019,338 shares voting against the proposal, 3,841 abstaining from the vote on the proposal and no broker non-votes;
b.	provide that shareholder actions must be taken at a meeting and not by written consent was not approved by a vote of 5,544,638 shares voting for the proposal, 1,953,511 shares voting against the proposal, 73,239 abstaining from the vote on the proposal and no broker non-votes;
c.	authorize an amendment of the New Misonix Bylaws by holders of a majority of the outstanding shares, provided that a vote of the holders of two-thirds of the outstanding shares would be required to amend the New Misonix Bylaws if the amendment was not approved by a majority of the New Misonix board was not approved by a vote of 5,542,947 shares voting for the proposal, 2,021,961 shares voting against the proposal, 6,480 abstaining from the vote on the proposal and no broker non-votes;
d.	prohibit shareholders from calling special meetings was not approved by a vote of 5,453,392 shares voting for the proposal, 2,032,987 shares voting against the proposal, 85,009 abstaining from the vote on the proposal and no broker non-votes; and
e.	mandate that the Court of Chancery of the State of Delaware shall be the exclusive forum for various actions that may be brought against New Misonix, its officers, or directors was approved by a vote of 6,435,198 shares voting for the proposal, 1,131,022 shares voting against the proposal, 5,168 abstaining from the vote on the proposal and no broker non-votes.

4.	Adjournment or Postponement of the Special Meeting. The proposal to adjourn the Misonix special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, sufficient votes to approve the Misonix Merger Proposal or the Misonix Share Issuance Proposal have not been obtained by Misonix was approved by a vote of 7,121,059 shares voting for the proposal, 374,066 shares voting against the proposal, 76,263 abstaining from the vote on the proposal and no broker non-votes.

Because the total votes cast in favor of the Merger Agreement Proposal and Share Issuance Proposal, represented over the requisite percentage for approval, no adjournment to solicit additional proxies was necessary.

There were no other matters presented for a vote at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2019	Misonix, Inc.

	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer Chief Financial Officer

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